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                                                                   EXHIBIT 10.10











                         COMMON STOCK PURCHASE AGREEMENT

                                     BETWEEN

                    SOUTH TEXAS DRILLING & EXPLORATION, INC.,
                                    AS SELLER

                                       AND

                         WEDGE ENERGY SERVICES, L.L.C.,
                                  AS PURCHASER



                                   DATED AS OF

                                  MAY 18 , 2001



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                                TABLE OF CONTENTS


                                                                                                               Page
1.   Purchase and Sale........................................................................................... 1
     1.1   Consideration......................................................................................... 1
     1.2   Delivery of Certificates.............................................................................. 1
     1.3   Material Adverse Effect............................................................................... 1
     1.4   Preemptive Rights..................................................................................... 1
     1.5   Board Seat............................................................................................ 3
     1.6   Registration Rights Agreement......................................................................... 3
     1.7   Company Right of First Offer.......................................................................... 3

2.   The Closing................................................................................................. 4

3.   Representations and Warranties of the Company............................................................... 4
     3.1   Organization and Existence............................................................................ 4
     3.2   Capitalization; Ownership of Stock; Authorization..................................................... 4
     3.3   Enforceability........................................................................................ 5
     3.4   Securities and Exchange Commission.................................................................... 5
     3.5   Litigation; Contingencies............................................................................. 5
     3.6   No Subsidiaries....................................................................................... 5
     3.7   Title Assets (Personal Property)...................................................................... 6
     3.8   Consents.............................................................................................. 7
     3.9   Proprietary Rights.................................................................................... 7
     3.10  Disclosure............................................................................................ 7
     3.11  Financial Statements.................................................................................. 7
     3.12  Compliance with Laws; OSHA............................................................................ 8
     3.13  Labor Matters......................................................................................... 8
     3.14  ERISA................................................................................................. 8
     3.15  Environmental Matters................................................................................. 9
     3.16  Permits and Licenses................................................................................. 10
     3.17  Insurance............................................................................................ 10
     3.18  Taxes................................................................................................ 10
     3.19  Absence of Certain Developments...................................................................... 10
     3.20  Underground Storage Tanks............................................................................ 11

4.   Representations and Warranties of the Purchaser............................................................ 11
     4.1   Experience........................................................................................... 11
     4.2   Restricted Securities................................................................................ 11
     4.3   Unregistered Stock................................................................................... 11

5.   Conditions to Obligations of the Purchaser................................................................. 11
     5.1   Company's Representations and Warranties True at Closing............................................. 11
     5.2   Opinion of Counsel for the Company................................................................... 11



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
     5.3   Absence of Restraint................................................................................. 13
     5.4   Company Officers' Certificate........................................................................ 13
     5.5   No Material Adverse Effect........................................................................... 14
     5.6   Consents and Other Approvals......................................................................... 14
     5.7   Deliveries........................................................................................... 14
     5.8   Satisfaction of Debentures........................................................................... 14

6.   Nature and Survival of Representations and Warranties...................................................... 14
     6.1   Nature of Statements................................................................................. 14
     6.2   Survival of Representations and Warranties........................................................... 14
     6.3   Indemnity by the Company............................................................................. 14
     6.4   Indemnity by the Purchaser........................................................................... 15
     6.5   Limitation of Liability.............................................................................. 15

7.   Miscellaneous.............................................................................................. 15
     7.1   Expenses............................................................................................. 15
     7.2   Notices.............................................................................................. 15
     7.3   Post-Closing Actions................................................................................. 16
     7.4   Assignment........................................................................................... 16
     7.5   Successors Bound..................................................................................... 17
     7.6   Section and Paragraph Headings....................................................................... 17
     7.7   Amendment............................................................................................ 17
     7.8   Entire Agreement..................................................................................... 17
     7.9   Counterparts......................................................................................... 17
     7.10  Governing Law........................................................................................ 17
     7.11  Arbitration.......................................................................................... 17
     7.12  Severability......................................................................................... 18


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                         COMMON STOCK PURCHASE AGREEMENT

                  THIS COMMON STOCK PURCHASE AGREEMENT, dated effective as of May 18, 2001 ("Agreement"), between WEDGE Energy Services, L.L.C., a Delaware limited liability company (the "Purchaser"), and South Texas Drilling & Exploration, Inc., a Texas corporation (the "Company"). Unless the context clearly indicates otherwise, the term "Company" shall include all of the entities identified in Section 3.6 hereof (Subsidiaries).

                                   WITNESSETH

                  WHEREAS, the Purchaser is desirous of acquiring 2,400,000 shares of the total authorized shares of common stock of the Company (the "Stock"); and

                  WHEREAS, the Company desires to sell the Stock to Purchaser on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and of the representations, warranties and covenants herein contained, the parties hereby agree as follows:

                  1. Purchase and Sale.

                     1.1 Consideration. Subject to the conditions set forth in
Article V, the Company hereby agrees to deliver to the Purchaser 2,400,000 shares of the Stock at a price of $3.77 per share. In consideration for receipt of the Stock, and in reliance upon the representations and warranties of the Company contained herein, the Purchaser agrees to deliver to the Company on the Closing Date, cash in the aggregate amount of $9,048,000, payable by wire transfer of immediately available funds.

                     1.2 Delivery of Certificates. The Company agrees that the Stock to be delivered to Purchaser shall be duly issued and sealed, and shall be fully paid, nonassessable and shall not be subject to fees, encumbrances, pledges or other claims, and upon delivery to Purchaser will vest full, valid and legal title to the Stock.

                     1.3 Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" shall mean an event, circumstance, loss, development or effect (individually or in the aggregate) when considered in light of the total operations of the Company, would prohibit the Company from engaging in any material aspect of its business or result in a material adverse change in the business, operations, properties, prospects or assets of the Company, or if measured monetarily, would exceed $100,000.

                     1.4 Preemptive Rights. The Company hereby grants to Purchaser the preemptive right to acquire a percentage of any additional capital stock of any class or series, or debt convertible into capital stock, ("Preemptive Right Securities") the Company may issue equal to the percentage of the Company's outstanding common stock (assuming the conversion of all outstanding convertible preferred stock or debt) held by the Purchaser immediately preceding any such issuance of common stock. This preemptive right shall terminate in the event Purchaser holds less than 10% of the outstanding common stock of the Company. This preemptive right shall also terminate four (4) years following the date the Company becomes


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listed on the NASDAQ National Market List or on a nationally recognized securities exchange; provided, however, in the event after any such listing the Company shall become not so listed then the preemptive rights shall be reinstated, subject to any other independent reason for termination.

                     (a) Issuances for Cash. Purchaser's preemptive rights occasioned by the issuance by the Company of Preemptive Right Securities in exchange for cash shall include the right to purchase such Preemptive Right Securities at the same purchase price and other terms as the other purchasers of such Preemptive Right Securities, except in the case of an underwritten public offering of securities registered under the Securities Art of 1933, as amended, in which case Purchaser's purchase price shall be the price at which the Preemptive Right Securities are offered to the public. Upon receipt of written notice from the Company of its preemptive right to purchase Preemptive Right Securities offered for cash Purchaser shall provide notice of its intent to exercise or not to exercise its Rights to the Company in writing within 10 days of its receipt of such notice from the Company and failure to provide notice within such 10 days shall be deemed to be a waiver of such rights. Any issuance of Preemptive Right Securities for cash not completed within 60 days of the date notice is provided by the Company to Purchaser as provided in the previous sentence hereof shall be deemed to be a new issuance of Preemptive Rights Securities to which this subparagraph applies. This preemptive right shall not apply to the issuance of capital stock issued pursuant to warrants, options, or other rights to acquire capital stock currently outstanding or which may be granted by the Company to any employee, consultant or director as incentive for any such employee, consultant or director to become or remain associated with the Company or to provide services to the Company which has been or will be issued under the Company's 1995 Stock Option Plan or its 1999 Stock Option Plan for shares of common stock which may be issued under such 1999 Option Plan up to 1,500,000, or any other option plan, option, warrant or other rights to acquire capital stock which is or has been approved by the shareholders of the Company.

                     (b) Issuances for Other than Cash. Purchaser's preemptive rights occasioned by the issuance by the Company of Preemptive Right Securities in exchange for assets other than cash shall include the right to purchase such Preemptive Right Securities at a cash price per share (or other security unit) equal to the value per share (or other security unit) received by the Company as consideration for the issuance of the Preemptive Right Securities giving rise to Purchaser's rights as reflected on the regularly prepared financial statements of the Company. Provided, however, that if such Preemptive Right Securities are regularly traded, or are convertible into securities which are regularly traded, then the purchase price per share (or other security unit) shall be no less than the average of the average daily trading price of actual trades of such Preemptive Right Securities (or regularly trading securities into which such Preemptive Right Securities may be converted) for the 30 trading days preceding the date on which written notice of Purchaser's preemptive rights is delivered to Purchaser according to the following sentence. Upon receipt of written notice from the Company of its preemptive right to purchase Preemptive Right Securities offered for other than cash Purchaser shall provide notice of its intent to exercise or not to exercise its rights to the Company in


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       writing within 10 days of its receipt of such notice from the Company and failure to provide notice within such 10 days shall be deemed to be a waiver of such rights. Any issuance of Preemptive Right Securities for other than cash not completed within 120 days of the date notice is provided by the Company to Purchaser as provided in the previous sentence hereof shall be deemed to be a new issuance of Preemptive Rights Securities to which this subparagraph applies. All else notwithstanding, Purchaser shall have no preemptive rights incident to a merger, plan of exchange or other combination involving the Company requiring the approval of the shareholders of the Company and regarding which such approval is obtained.

                     1.5 Board Seat. So long as Purchaser shall own at least 10% of the capital stock of the Company, the Board of Directors agrees to support and cause to be placed on the ballot at each election of Directors not less than one name which shall be a nominee to the Board of Directors of the Company (the "WEDGE Board Nominee"). So long as Purchaser shall own at least 25% of the capital stock of the Company, the Board of Directors agrees to support and cause to be placed on the ballot at each election of Directors not less than two names which shall be nominees to the Board of Directors of the Company. Additionally, at least one WEDGE Board Nominee shall be appointed to serve on the audit committee and compensation committee of the Board of Directors.

                     1.6 Registration Rights Agreement. Simultaneous with the execution of this Agreement, the Company shall agree to enter into that certain Registration Rights Agreement, in the form and substance of Exhibit "A" attached hereto and incorporated herein for all purposes, setting forth, the relative rights, duties and obligations of Purchaser and the Company.

                     1.7 Company Right of First Offer. Purchaser agrees that it will not sell, transfer or otherwise make a disposition of any common stock of the Company other than into the public trading market under Rule 144 or incident to any registration right granted by the Company to Purchaser without first offering the stock Purchaser desires to transfer (the "Disposition Stock") to the Company in writing (the "Disposition Notice") at the price and other terms (the "Disposition Terms") under which Purchaser desires to transfer the Disposition Stock. Upon receipt of any Disposition Notice the Company shall have the assignable right to acquire the Disposition Stock from Purchaser under the Disposition Terms at any time within 45 days following the Company's receipt of the Disposition Notice (the "Company Disposition Period") so long as the Company shall provide Purchaser with an affirmative written acknowledgment of its intent to acquire the Disposition Stock within 10 days from the Disposition Notice. If the Company or its assignee does not tender to Purchaser everything required to purchase the Disposition Stock under the Disposition Terms within the Company Disposition Period, Purchaser may complete a disposition of the Disposition Stock to any third party in a matter conforming to applicable securities laws during the 45 day period following the end of the Company Disposition Period, but not thereafter unless the procedures of this paragraph are again complied with. The requirements of this paragraph shall not apply to the pledge or gift of the Company's common stock by the Purchaser or a disposition to an affiliate of Purchaser or to a disposition approved by the Board of Directors of the Company. Provided, however, any affiliate transferee or donee of the common stock shall first be required to agree in writing to be bound by the terms of this paragraph. Purchaser agrees that certificates representing the common


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stock of the Company subject to this paragraph may be legended in order to provide notice of the application of this paragraph to third parties.

                  2. The Closing. The closing of the transactions provided for in Section 1 of this Agreement (herein called the "Closing") shall take place at the offices of the Company, 9310 Broadway, Building I, San Antonio, Texas, on or before May ___, 2001 (the "Closing Date").

                  3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that, as of the date of this Agreement, and again as of the Closing Date that:

                     3.1 Organization and Existence. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power to carry on its business as now conducted and is qualified to do business in those jurisdictions where such registration is required; its lease of property nor the conduct of its business requires such qualification under the laws of any other jurisdiction, except where the failure to do so would not have a Material Adverse Effect on the financial condition or results of operations of the Company. The Company has delivered to the Purchaser complete and correct copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof.

                     3.2 Capitalization; Ownership of Stock; Authorization. The Company has 30,000,000 authorized shares of its common stock $0.10 par value (the "Common Stock") and 1,000,000 authorized shares of its preferred stock, issuable in series (the "Preferred Stock"). As of December 31, 2000, the Company had (a) 12,111,921 issued and outstanding shares of Common Stock; (b) 184,615 shares of issued and outstanding Series B Preferred Stock, $16,25 redemption and liquidation value; and (c) no treasury shares. As of December 31, 2000, the Company had granted stock options which, if all were exercised, would equal 3,000,000 shares of Common Stock. Other than the registration rights granted to Purchaser in accordance with the transactions contemplated hereby, the Company has only incidental registration rights to two (2) of its officers and directors, Wm. Stacy Locke and Michael E. Little, and no other individual or entity has any registration rights of any kind or nature (other than rights under Form S-8), including incidental or demand registration rights. There is one outstanding warrant held by a former employee of the Company in the amount of 8,000 shares which has been exercised and an employee stock option for 100,000 shares has been issued to Andrew Mills, an employee of Mustang Drilling, Ltd. upon the purchase by the Company of its asset of Mustang Drilling, Ltd. Other than items referred to herein, there are no other options, warrants, rights, conversion rights, phantom rights, preemptive rights or any other rights by any party to receive equity of the Company. Upon issuance of the Stock to Purchaser, Purchaser will be the record and beneficial owner of the Stock and the Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable and would have been issued in accordance with appropriate federal and state securities law. By virtue of the consummation of the transactions contemplated herein, Purchaser shall receive good and valid title to the Stock, free and clear of all liens, encumbrances, pledges, options, claims, assessments and adverse charges. Upon issuance of the Stock, Purchaser's ownership will constitute approximately 49.9% of the Company's issued and outstanding shares of Common stock as of the Closing Date. As a result of the issuance of the

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Stock, the Company is not, nor will it become, obligated to issue any additional shares of capital stock (preferred or common) to any officer, director, shareholder or other party.

                  The execution, delivery and performance of this Agreement and the Registration Rights Agreement will not result in a violation or breach of any term or provision of or constitute a default or accelerate the performance required under the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which its assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                     3.3 Enforceability. The Company has full right, power, legal capacity and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby, and this Agreement and the Registration Rights Agreement are valid and legally binding obligations enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights, by the availability of injunctive relief or specific performance and by general principles of equity.

                     3.4 Securities and Exchange Commission. The Company has filed all forms, reports and documents required to be filed by the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the American Stock Exchange and the state of Texas in order to comply with all applicable laws, rules and regulations of the Securities Act of 1933, as amended (the "Act"), the Securities and Exchange Act of 1934, as amended, and the securities laws of the state of Texas. Notwithstanding the foregoing, Seller has delivered to Purchaser a copy of that certain "no action" letter dated August 25, 1999 from the Securities and Exchange Commission regarding Seller's failure to comply with Regulation S-X of the Act in connection with its acquisition of assets of Howell Drilling, Inc.

                     3.5 Litigation; Contingencies. Except as described in the Reports, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court, agency or arbitrator which might result in any Material Adverse Effect in the business, properties or condition (financial or otherwise) of the Company or which question the validity of any action taken or to be taken pursuant to on in connection with this Agreement, the Registration Rights Agreement or the Stock.

                     3.6 No Subsidiaries. Other than subsidiaries that have no assets, liabilities or operations, the Company has no subsidiaries or any interests in other corporations, partnerships or joint ventures except as follows: The Company owns 100% of PDC Investment Corp., a Delaware corporation. PDC Investment Corp. is the sole limited partner with a 99% partnership interest in Pioneer Drilling Co., Ltd., a Texas limited partnership. The Company owns 100% of SOTEX Exploration Company, a Texas corporation. SOTEX Exploration Company is the sole general partner of Pioneer Drilling Co., Ltd. and holds a 1% partnership interest in such limited partnership. Pioneer Drilling Co., holds substantially all of the operating assets of the consolidated group consisting of the Company, PDC Investment Corp., Pioneer Drilling Co., Ltd., and SOTEX Exploration Company.


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                     3.7 Title to Assets (Personal Property).

                     (a) The Company is the owner of, and has marketable title to, all of its assets, free and clear of all liens except those set forth on Schedule 3.7(a) hereto and except for those assets leased under leases specifically identified on Schedule 3.7(a) hereto. The assets referred to in the preceding sentence include, without limitation, all assets, properties and rights of the Company shown or reflected on the December 31, 2000 Balance Sheet or acquired by the Company since December 31, 2000, except only for (i) cash expended and
         (ii) inventories and other assets used or sold and receivables collected in the ordinary course of business since December 31, 2000. The Company has maintained all tangible assets material to the business in good repair, working order and operating condition, subject only to ordinary wear and tear, and all such tangible assets are suitable for the purposes for which they are presently being used.

                     (b) With respect to each lease of real or Personal property of the Company: (i) the lease is valid and binding on the Company and in fall force and effect, (ii) no rental payment is in default, (iii) the Company is in peaceable possession of the real property or personal property which is subject thereto, and (iv) the Company is not in default of any material provision thereof, and to the best knowledge of the Company, no event has occurred that with the giving of notice, the passage of time or both, would become a material default under any such lease.

                     (c) Except as set forth on Schedule 3.7(c), the Company has all easements, rights-of-way and similar authorizations required for the use of the real property leased by the Company and in the conduct of the business as heretofore conducted, excluding immaterial easements (the "Easements"). To the best knowledge of the Company, no party thereto is in default of any material provision of any easement or any material covenant, restriction or other agreement encumbering any of the real property, arid to the best knowledge of the Company, no event that with the giving of notice, the passage of time or both would become a material default, has occurred under any easement or any material covenant, restriction or other agreement encumbering any of the real property. Neither the whole nor any portion of any real property occupied by the Company has been condemned or otherwise taken by any public authority, and the Company has received no written notice that any such condemnation or taking is threatened or contemplated.

                     (d) (i) Neither the properties owned or occupied by the Company nor the occupancy or operation thereof is in material violation of any law or any building, zoning or other ordinance, code or regulation; (ii) no notice from any governmental body has been served upon the Company or upon any property owned or occupied by the Company claiming any material violation of any such law, ordinance, code or regulation or requiring, or calling to the attention of the Company the need for, any work, repair, construction, alterations or installation on or in connection with any such properties which has not been complied with; and (iii) there is no material encroachment of the improvements located on the real property owned or occupied by the Company upon any adjoining property, or of improvements located on any adjoining property upon any property owned or occupied by the Company.


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                     3.8 Consents.

                     (a) The Company is not required to obtain any consent from or approval of any court, governmental entity or any other person in connection with the execution, delivery or performance by it of this Agreement or the Registration Rights Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement of the Company. Although not requiring approval of the American Stock Exchange to consummate the transaction contemplated by this Agreement or the Registration Rights Agreement, the Company shall have listed the Stock on the American Stock Exchange prior to Closing.

                     3.9 Proprietary Rights. All patents (pending or issued), copyrights, trademarks, state, federal and foreign registrations and applications and trade secrets of the Company are listed in Schedule 3.9 (the "Proprietary Rights") and are valid and in full force and effect and are not subject to any taxes, maintenance fees, or extension, renewal or continuation actions by the Company failing due within 90 days after the date hereof. Except as disclosed on Schedule 3.9, there have not been any claims, actions or judicial or other adversary proceedings involving the Company concerning any of the Proprietary Rights and, no such action or proceeding is threatened. The Company has the right and authority to use each item of the rights and property referenced in Schedule 3.9 in connection with the conduct of its business including all patents, trademarks, computer hardware and software licenses; such use has not and will not conflict with, infringe upon, or violate any patent or other proprietary right of any other person, and the Company has not infringed and is not now infringing any proprietary right belonging to any other person. There are no outstanding nor threatened claims for breach, termination or penalty payment with respect to any licenses or similar agreements or arrangements identified in Schedule 3.9. In regard to all issued and pending patents, the Company is unaware of any third party infringing upon its rights and authority to fully utilize and protect such proprietary rights.

                     3.10 Disclosure. The Company represents and warrants that no representation or warranty by the Company in this Agreement or in any of Exhibit or Schedules hereto, or certificate furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby, contains or will contain any materially untrue statement of a material fact; and further, no Schedule omits or will omit any material item required to be included in such Schedule. Any indemnification by the Company hereunder for a breach of its representation and warranty in this Section 3.10 shall be made in the manner applicable pursuant to Section 9 hereof to such representation and warranty or to the provision of this Agreement to which such Exhibit, Schedule or certificate relates.

                     3.11 Financial Statements. The Company has caused to be delivered to the Purchaser its Annual Report on Form 10-K for the period ended March 31, 2000 and its Quarterly Reports on Form 10-Q for the periods ended
June 30, 2000, September 30, 2000 and December 21, 2000, a report of Form 8-K dated August 21, 2000 and filed September 1, 2000, a report on Form 8-K/A filed October 31, 2000, a report on Form 8-K filed on March 22, 2001 and a report on Form 8-K filed on April 16, 2001 (the "Reports"). "Financial Statements" shall mean the unaudited balance sheet and statements of operations, changes in equity and cash flows for

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the Company as of and for the fiscal quarter ended December 31, 2000 and included in its Report on Form 10-Q for the period ended December 31, 2000. Prior to Closing, the Company shall also deliver to the Purchaser each monthly financial statement that is produced by the Company during calendar year 2001 in its ordinary course of business and such monthly financial statements shall be included in this definition of Financial Statements. The Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods. Except as disclosed on
Schedule 3.11, all of the Financial Statements present fairly the financial position and the results of operations of the Company on the dates and for the periods shown therein, and to the best knowledge of the Company, there has been no Material Adverse Effect in the financial condition of the Company since December 31, 2000.

                  Except as disclosed in the Reports, the Financial Statements or in Schedule 3.11, the Company has no debt, liability or obligation, contingent or otherwise, which would have a Material Adverse Effect on the business or the assets of the Company.

                     3.12 Compliance with Laws; OSHA. To the best of the knowledge of the Company, the Company is in compliance with all applicable laws, ordinances, statutes, rules, regulations and orders promulgated by any court or federal, state or local governmental body or agency relating to its assets and business the failure to comply with which would cause a Material Adverse Effect. Except as otherwise disclosed in Schedule 3.12, the Company has not received any notice, citation, claim, assessment or proposed assessment as to or alleging any violation of any Federal, state or local Occupational Safety and Health laws and no violations which materially, presently exist.

                     3.13 Labor Matters. There is no labor strike or labor disturbance pending, or to the knowledge of the Company threatened, against the Company nor is any arbitration concerning an employee grievance currently pending against the Company. The Company has experienced no work stoppage or other material labor disturbance within the past three years. The Company is not a party to any collective bargaining agreement with respect to its employees and, to the knowledge of the Company, there are no current attempts to organize its employees.

                     3.14 ERISA. Schedule 3.14 contains a list of each pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan and any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), under which the Company has any current or future obligation or liability or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits on account of employment with the Company (the term "plan" shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to individually as a "Plan"). Each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 (the "Code") is, and has been determined by the IRS to be, tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendments to or failure to amend any such Plan or any other circumstances adversely affects its tax qualified status. There has been on prohibited transaction within the meaning of Section 4975 of the Code and Section 406 of Title I of ERISA with respect to any Plan that is subject to the prohibited transaction requirements of the Code or ERISA.

                     3.15 Environmental Matters. Except as set forth on Schedule
3.15 (i) the Company has obtained all Environmental Permits that are required with respect to its business, operations and properties, either owned or leased, and (ii) the Company and its properties are in compliance with all terms and conditions of all applicable Requirements of Environmental Law and Environmental Permits, the failure to comply with which would cause a Material Adverse Affect. Except as would not have a Material Adverse Effect or as disclosed on Schedule 3.15, there are no Environmental Claims pending, or, to the knowledge of the Company, threatened, against the Company. The Company has not received any notice from any governmental authority of any violation or liability arising under any Requirements of Environmental Law or Environmental Permit in connection with the assets, the businesses or operations of the Company.

                     "Environmental Claim" means any third party (including governmental agencies and employees) action, lawsuit, claim or proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) pollution or contamination of the air, surface water, ground water or land; (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iii) exposure to hazardous or toxic substances; (iv) the safety or health of employees or (v) the transportation, processing, distribution in commerce, use, or storage of hydrocarbons or chemical substances. An Environmental Claim includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit.

                     "Environmental Permit" means any permit, license, approval or other authorization under any applicable law, regulation and other requirement of the United States or foreign country or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of Pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, or handling of hydrocarbons or chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

                     "Requirements of Environmental Law" means all requirements in effect on the Closing Date imposed by any law, rule, regulation, or order of any federal, foreign, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority with jurisdiction over the Company or its properties or assets which relate to (i) pollution or protection of the air, surface water, ground water or land, (ii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iii) exposure to hazardous or toxic substances; (iv) the safety or health of employees or (v) regulation of the manufacture, processing, distribution in commerce, use, or storage of chemical substances.

                     3.16 Permits and Licenses. The Company has all material licenses, permits and other authorizations necessary for the conduct of its business as it is currently being conducted. Schedule 3.16 sets forth an accurate list and summary description of all permits, titles (excluding motor vehicles, titles and current registrations which have been made available to the Purchaser), fuel permits, licenses, franchises and certificates (the "Permits") held by the Company. To the best of the Company's knowledge, all of such Permits are adequate for the operation of the business of the Company as it is presently being conducted.

                     3.17 Insurance. All insurance policies (together with all riders and amendments) relating to the assets or the business of the Company are sufficient to protect against any material claim for casualty or property damage. Such insurance policies are in full force and effect, all premiums due thereon have been paid or accrued on the books of the Company and will not terminate as of the Closing or the consummation of the transactions contemplated hereby. The Company has no reason to believe that such insurance policies will be terminated or subject to non-renewal.

                     3.18 Taxes. The Company has filed all tax returns and reports required by law to be filed, or filed extensions for any period in which a tax return was due and has paid or accrued on the financial statements provided to the Purchaser all taxes, assessments and other governmental charges that are due and payable. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are considered adequate by the Company, and the Company knows of no assessment for additional taxes for any of such fiscal years or any basis therefor. All tax returns and reports are complete. No claim has ever been made to the Company's knowledge that the Company is subject to a tax in any jurisdiction in which the Company has not filed a return which remains unpaid as of the Closing Date. The Company has withheld and paid all taxes required to have been withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company has not since 1990 been the subject of an audit and the Company has not waived any statute of limitations or agreed to an extension of time with respect to a tax assessment or deficiency.

                     3.19 Absence of Certain Developments. Since February 28, 2001, there has been no change which would have a Material Adverse Effect, individually or in the aggregate, in the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company, except changes in the ordinary course of business. Except as disclosed on Schedule 3.19, the Company has not, since the date of the Financial Statements, directly or indirectly, declared or paid any dividend or ordered or made any other distribution on account of any shares of any class of the capital stock of the Company. The Company has not, since such date, directly or indirectly redeemed, purchased or otherwise acquired any such shares or agreed to do so or set aside any sum or property for any such purpose. Additionally, except for the previous sale of common stock of the Company to Purchaser on or about May 11, 2000, the issuance of 341,575 shares of Common Stock as partial consideration for the purchase of the stock of Pioneer Drilling Co. in August of 2000 and the sale of $9,000,000 of Convertible Subordinated Debentures, Series A, to Purchaser, there have been no other sales of securities of any kind or nature by the Company.

                     3.20 Underground Storage Tanks. There are no underground storage tanks on any of the Company's owned or leased real property.

                  4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:

                     4.1 Experience. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission under the Act, and (by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company) it is capable of evaluating the merits and risks of its investment in the Company. Purchaser acknowledges that it had the opportunity to ask questions of the officers of the Company. In reaching the conclusion that it desires to acquire the Stock, Purchaser has evaluated its financial resources and investment position and the risks associated with this investment and acknowledges that it is able to bear the economic risks of this investment.

                     4.2 Restricted Securities. As of the date hereof, Purchaser represents, warrants and agrees that it is acquiring the Stock solely for its own account, for investment, and not with a view to the distribution or resale thereof. Purchaser further represents that its present financial condition is such that it is not under any present necessity or constraint to dispose of such Stock to satisfy any existing or contemplated debt or undertaking and that the investment is suitable for Purchaser upon the basis of Purchaser's other security holdings, financial situation and needs. The Purchaser acknowledges and understands that it must bear the economic risk of this investment for an indefinite period of time because the Stock must be held indefinitely unless subsequently registered under the Act and applicable state and other securities laws or unless an exemption from such registration is available.

                     4.3 Unregistered Stock. Purchaser is aware that the Stock has not been registered under the Act, and that, accordingly, the Stock must be held unless it is subsequently registered under said Act or unless, in the opinion of counsel reasonably satisfactory to the Company, a sale or transfer may be made without registration thereunder. Purchaser agrees that any certificates evidencing the Stock must bear a standard legend restricting the transfer thereof consistent with the foregoing and that a notice may be made in the records of the Company or its transfer agent restricting the transfer of the Stock in a manner consistent with the foregoing.

                  5. Conditions to Obligations of the Purchaser. The obligations of the Purchaser under Section 1 of this Agreement shall, except as may be waived in writing Purchaser, be subject to the following conditions:

                     5.1 Company's Representations and Warranties True at Closing. The Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Company in Section 3 hereof which such error, misstatement or omission remains uncured; and the Company shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

                     5.2 Opinion of Counsel for the Company.

                     (a) The Purchaser shall have received an opinion of Matthews and Branscomb, counsel for the Company, dated the Closing Date, to the effect that, among other things:

                         (i) The Company is a corporation duly incorporated and
                  validly existing and in good standing under the laws of the state of Texas, has all requisite corporate power to own its properties and assets and to carry on its business as now conducted;

                         (ii) The Company is duly qualified to do business and
                  is in good standing in the state of Texas and is not required to be qualified in any foreign jurisdictions;

                         (iii) The authorized capital stock of the Company
                  consists of: (i) 30,000,000 shares of Common Stock, $ 0.10 par value, of which 12,111,921 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, $ 1.00 par value, issuable in series, of which 184,615 shares are issued and outstanding. To the best of such counsel's knowledge, the Stock has been duly and validly authorized and issued, is fully paid and non assessable, was not issued in violation of the preemptive rights, if any, and, to the best of such counsel's knowledge, the Company has outstanding no options, warrants, calls or other commitments of any kind relating to any issued, or authorized but unissued, capital stock of the Company, except as disclosed herein. To the best of counsel's knowledge, (A) the issuance of the Stock will not cause an obligation of the Company to issue any additional shares of capital stock (preferred or common) solely as a result of the transactions contemplated hereby, and (B) there are no shareholders who may have any registration rights other than Wm. Stacy Locke and Michael E. Little;

                         (iv) The consummation of the transactions contemplated
                  by this Agreement will not result in the breach of or constitute a default (including with regard to the giving of notice or the passing of time or both) under the Articles of Incorporation or Bylaws of the Company or to the best of such counsel's knowledge, any statute, rule or regulation or, to the best of such counsel's knowledge, any loan, credit or similar agreement or judicial or governmental decree, order or judgment to which the Company is a party or by which the Company or its properties are bound;

                         (v) To the best of such counsel's knowledge, no
                  authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, Federal, state or local, is necessary or required of the Company in connection with the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder;

                         (vi) To the best of such counsel's knowledge, except as
                  described in the Reports, there is no outstanding litigation by or against the Company;

                         (vii) This Agreement has been duly authorized, executed
                  and delivered by the Company and constitutes valid and binding obligations of the Company enforceable in accordance with its terms (except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or by general principles of equity, and except that such counsel need not express an opinion as to whether any covenant contained in this Agreement is specifically enforceable);

                         (viii) To the best of such counsel's knowledge, the
                  consummation of the transactions contemplated by this Agreement will not result in the breach of or constitute a default under any statute, rule or regulation applicable to the Company or, to the best of such counsel's knowledge, any loan, credit or similar agreement or judicial or governmental decree, order or judgment to which the Company is a party;

                         (ix) No authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required of the Company in connection with the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder; and

                         (x) The certificates representing the Stock have been
                  delivered to Purchaser, and such delivery is effective to vest in Purchaser valid, legal and record ownership in the Stock on the share transfer books and the stock ledger of the Company.

                  The opinions referred to in this Section may, as to matters of fact, be given in reliance upon certificates of officers and directors of the Company, certificates of the Company and certificates of public officials, and as to matters of law involving the laws of any jurisdiction other than the United States or the State of Texas, upon opinions of counsel satisfactory to the Purchaser and its counsel. Such opinions may contain such exceptions, qualifications and explanations as shall be reasonably acceptable to the Purchaser and its counsel.

                     5.3 Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby shall have been entered; and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of this Agreement or the transactions contemplated hereby or in which divestiture, rescission or significant damages are sought in connection with this Agreement or the transactions contemplated hereby, and no investigation by any governmental agency shall be pending or threatened which might result in any such litigation or other proceeding.

                     5.4 Company Officers' Certificate. The Purchaser shall have received a certificate, dated the Closing Date, of the president, executive vice president and financial officers of the Company (the "Officers' Certificate") to the effect that the representations and warranties relating to the Company or its business, financial condition, properties or assets are true in all material respects at and as of the Closing Date or, to the extent such representations and warranties are made at and as of a specific date, such representations and warranties were true in all material respects, and as of such date.

                     5.5 No Material Adverse Effect. No Material Adverse Effect in the results of operations, financial condition or business of the Company taken as a whole shall have occurred, and the Company shall not have suffered any material loss or damages to any of its properties or assets which change, loss or damage materially affects or impairs the ability of the Company to conduct its respective businesses.

                     5.6 Consents and Other Approvals. Purchaser shall have received all consents and other approvals which are necessary or required, if any, to consummate this Agreement.

                     5.7 Deliveries. Purchaser shall have received (i) stock certificates reflecting the Stock, (ii) a fully executed Registration Rights Agreement, and (iii) any other documents which Purchaser may reasonably request to consummate this Agreement and the transactions contemplated hereby.

                     5.8 Satisfaction of Debentures. The Company shall have completed the repurchase of the 4.86% Convertible Subordinated Debentures, Series A, in the original principal amount of Nine Million Dollars ($9,000,000).

                  6. Nature and Survival of Representations and Warranties.

                     6.1 Nature of Statements. All statements contained in any Exhibit or schedule hereto or in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties by the Company.

                     6.2 Survival of Representations and Warranties. All covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing. Generally, all covenants, representations and warranties shall remain effective for a period of 24 months from the date of closing. The representations and warranties of the Company with respect to litigation, ERISA and environmental matters shall remain effective for a period of 48 months from the Closing Date. The representations and warranties of the Company with respect to taxes and title to Stock shall survive for the applicable limitations period established by law. Notwithstanding the foregoing, any bona fide claim which shall have been asserted during any such survival period and the obligation to indemnify for such claim shall continue in effect until such time as such claim shall have been resolve or settled.

                     6.3 Indemnity by the Company. The Company shall indemnify and hold harmless Purchaser and the officers, directors, managers, agents, affiliates and representatives of Purchaser or any of them (the "Purchaser Indemnitees") from and against, and shall reimburse the Purchaser Indemnitees from any loss, liability, damage or expense, including reasonable attorneys' fees and costs of investigation incurred as a result thereof, that the

Purchaser Indemnitees shall incur or suffer (collectively, the "Purchaser Recoverable Losses"), arising out of or resulting from (a) any misrepresentation by the Company, or (b) breach by the Company of any (i) representation or warranty contained in Article 3 hereof, (ii) agreement or covenant under or pursuant to this Agreement, including the Registration Rights Agreement, or
(iii) document, certificate, schedule or instrument delivered by or on behalf of the Company pursuant hereto.

                     6.4 Indemnity by the Purchaser. Purchaser shall indemnify and hold harmless the Company and the officers, directors, agents, affiliates and representatives of the Company or any of them (the "Company Indemnitees") from and against, and shall reimburse the Company Indemnitees for any loss, liability, damage or expense, including reasonable attorneys' fees and cost of investigation incurred as a result thereof, that the Company Indemnitees shall incur or suffer (collectively, the "Company's Recoverable Losses") resulting from (a) any misrepresentation by Purchaser, or (b) breach by Purchaser of any
(i) representation or warranty contained in Article 4 hereof, (ii) agreement or covenant under or pursuant to this Agreement, or (iii) document, certificate, schedule or instrument delivered by or on behalf of Purchaser in connection herewith.

                     6.5 Limitation of Liability. Notwithstanding any liability which the Company or the Purchaser may incur in Sections 6.3 and 6.4, respectively, above, the Company shall not be obligated for a Purchaser's Recoverable Loss, and the Purchaser shall not be obligated for a Company's Recoverable Loss, unless and until such loss, individually, or in the aggregate, shall have exceed $100,000, in which case such liability shall be for all amounts in excess thereof.

                  7. Miscellaneous.

                     7.1 Expenses. Each of the parties will pay their respective costs and expenses (including legal fees) in connection with this Agreement and the Registration Rights Agreement and all filing requirements of Purchaser as a result of the transactions contemplated hereby.

                     7.2 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, registered or certified mail, postage prepaid, or by facsimile with confirmation of sending such communication by the party giving notice:

                  (a) if to the Company, to:

                           South Texas Drilling & Exploration, Inc.
                           9310 Broadway, Building I
                           San Antonio, Texas 78217
                           Attention: Wm. Stacy Locke
                           Fax No.:  210-828-8228
                           with copy to:

                           Matthews and Branscomb
                           112 East Pecan Street
                           Suite 1100
                           San Antonio, Texas 78205
                           Attention: John D. Fisch
                           Fax No.: 210-226-0521

                  (b) if to the Purchaser, to:

                           WEDGE Energy Services, L.L.C.
                           1415 Louisiana, Suite 3000
                           Houston, Texas 77002
                           Attention:  President
                           Fax No.: 713-524-3586

                      with copy to:

                           WEDGE Group, Inc.
                           1415 Louisiana, Suite 3000
                           Houston, Texas 77002
                           Attention: Richard E. Blohm, Jr.
                           Fax No.: 713-524-3586

                      with an additional copy to:

                           DiCecco, Fant & Burman
                           1900 West Loop South, Suite 1100
                           Houston, Texas 77027
                           Attention: Darryl M. Burman
                           Fax No.: 713-961-3260

or at such other address as shall be given in writing by either party to the other.

                     7.3 Post-Closing Actions. Each party hereto hereby agrees to deliver or cause to be delivered to the requesting party on the Closing Date, and at such other subsequent times and places as shall be reasonably agreed on, such additional instruments as the requesting party may reasonably request for the purpose of carrying out this Agreement. Prior to the Closing Date, the Company will cooperate, and use its reasonable efforts to have the present officers, directors and employees of the Company cooperate with the Purchaser in furnishing information, and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

                     7.4 Assignment. This Agreement may be assigned at any time, by Purchaser to an Affiliate, without the prior consent of the other party so long as the party to whom this Agreement is assigned to agrees to be bound by all terms and conditions contained herein.

                     7.5 Successors Bound. Subject to the provisions of Section 7.4, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective predecessors, successors and assigns.

                     7.6 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                     7.7 Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

                     7.8 Entire Agreement. This Agreement, the exhibits, annexes and schedules hereto and the documents specifically referred to herein or executed contemporaneously herewith constitute the entire agreement, understanding, representations and warranties of the parties hereto.

                     7.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                     7.10 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas. Any dispute hereunder shall be resolved through arbitration and may be brought in Houston, Harris County, Texas.

                     7.11 Arbitration.

                     (a) Negotiation Period. Any dispute, controversy or claim arising out of or relating to this Agreement, or any alleged breach hereof, will be subject to binding arbitration in accordance with this
         Section 7.11. If such a dispute, controversy or claim exists, the parties shall attempt for a 30-day period (the "Negotiation Period") from the date any party gives any one or more of the other parties notice (a "Dispute Notice") pursuant to this Section, to negotiate in good faith, a resolution of the dispute. The Dispute Notice shall set forth with specificity the basis of the dispute. During the Negotiation Period, representatives of each party involved in the dispute who have authority to settle the dispute shall meet at mutually convenient times and places and use their best efforts to resolve the dispute.

                     (b) Commencement of Arbitration. If a resolution is not reached by the parties prior to the end of the Negotiation Period, either party may provide a written request to the American Arbitration Association within ten (10) days from the end of such period requesting the selection of three (3) arbitrators (the "Panel") to arbitrate the parties' respective rights and obligations with respect to the matters set forth in the Dispute Notice. Each arbitrator on the Panel shall be experienced in the arbitration of complex commercial disputes.

                     (c) Discovery. Each party to an arbitration shall be entitled to such discovery as the Panel shall determine is appropriate.

                     (d) Expenses of Arbitration. The expenses of the Panel shall be paid by the party that does not substantially prevail on the merits in the arbitration (as determined by the award of the Panel).

                     (e) Location of Arbitration. The arbitration shall take place in Houston, Texas.

                     (f) AAA Rules. Except as expressly provided in this Section 7.11, the Arbitration shall be conducted in accordance with the Commercial Rules of the America Arbitration Association as then in effect.

                     (g) Attorneys' Fees and Expenses. The party that substantially prevails on the merits of the arbitration (as defined by the Panel) shall be entitled to reasonable attorneys' fees, costs, expenses, and necessary disbursements in addition to any other relief to which such party may be entitled.

                     7.12 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Company and by the Purchaser by their respective officers duly authorized effective as of the date first above written.

                                  THE COMPANY:

                                  SOUTH TEXAS DRILLING & EXPLORATION, INC.


                                  By:   /s/ Wm. Stacy Locke
                                     -------------------------------------------
                                      Wm. Stacy Locke, President


                                  PURCHASER:

                                  WEDGE ENERGY SERVICES, L.L.C.


                                  By:   /s/ R. E. Blohm, Jr.
                                     -------------------------------------------
                                      R. E. Blohm, Jr., Vice President

                                  SCHEDULE 3.9

                        CLAIMS AGAINST PROPRIETARY RIGHTS



None.

                                  SCHEDULE 3.11

                         CHANGES TO FINANCIAL STATEMENTS



None.

                                  SCHEDULE 3.12

                              COMPLIANCE WITH LAWS



None.

                                  SCHEDULE 3.14

                                      ERISA



None.

                                  SCHEDULE 3.15

                        ENVIRONMENTAL MATTERS AND PERMITS



None.

                                  SCHEDULE 3.16

                              PERMITS AND LICENSES



None.

                                  SCHEDULE 3.19

                         ABSENCE OF CERTAIN DEVELOPMENTS



None.